CONSULTING AGREEMENT

THIS AGREEMENT made as of the 1st day of January, 2002, among WORDLOGIC CORPORATION, a corporation under the laws of Delaware having its principal business office at Suite 2400, 650 West Georgia Street, Vancouver, British Columbia V6B 4N7 (the “Company”), Street, Vancouver, British Columbia, Canada, and T. ALLEN ROSE, consultant, of 801 – 10 Laguna Court, New Westminster, British Columbia, Canada (the “Consultant”).

WITNESSES THAT WHEREAS:

A. The Company is in the business of developing data entry software for personal digital assistants, cellular phones and other similar devices.
B. The Consultant desires to aid and assist the Company as a consultant by providing certain financial, administrative and business support services to the Company and the Company desires to engage the Consultant for those purposes, on the terms and conditions of this Agreement.

NOW THEREFORE in consideration of the premises and the covenants and agreements of the parties hereto as hereinafter set forth, the parties hereto covenant and agree as follows:

1. Engagement. The Company does hereby appoint and engage the Consultant as its consultant and advisor with respect to the services referred to in Section 2 hereof, for the compensation and the term hereinafter set forth, and the Consultant hereby accepts such appointment and engagement by the Company, all upon and subject to the terms and conditions of this Agreement.
2. Services. During the Term, the Consultant agrees to provide to the Company in a good and faithful manner, using its best efforts and in a manner that will promote the interests of the
Company, such advisory and consulting services (the “Services”) as the Company may request from time to time including, without limitation, those described in Schedule “A” attached hereto.
The Company and the Consultant agree that in providing the Services, the Consultant shall be responsible to and shall report to board of directors of the Company or to such other person as board of directors of the Company shall from time to time designate (the “Representative”).
3. Limited Authority as Agent. The Consultant agrees not to act as an agent of the Company except with the express prior written authority of the Company. Without limiting the generality of the foregoing, the Consultant shall not commit or be entitled to commit the Company to any obligation whatsoever nor shall they incur or be entitled to incur any debt or liability whatsoever on behalf of the Company, without in each case the express prior written authority of the
Company. Any obligations, debts or liabilities incurred other than as aforesaid shall be exclusively for the account of the Consultant.
4. Term and Renewal. The Term shall commence on the date of this Agreement and automatically cease on the date that is six months after the date of this Agreement (such period or any extension thereof is referred to herein as the “Term”), unless earlier terminated as hereinafter provided or unless the parties have agreed to renew this Agreement. The Company and the

Consultant may extend the Term on similar terms and conditions by further agreement in writing to that effect with the exception of the amount of the Fee to be paid to the Consultant which may be revised or increased at the sole discretion of the Company.
5. Termination by the Parties. The Consultant and the Company shall have the right to terminate this Agreement at any time without cause by giving to the other parties at least 30 days prior written notice of the effective date of such termination. The Company shall always have the right in lieu of the notice period to pay to the Consultant an amount equal to the amount of the
Fee that would be earned by the Consultant during the notice period if the Consultant were to provide the Services during the notice period in accordance with this Agreement.
6. Termination with Cause. The Company shall always have the right to terminate this
Agreement for just cause or any breach of this Agreement without any prior notice or any payment to the Consultant.
7. Automatic Termination. This Agreement and the Term shall terminate automatically, without any prior notice or any payment to the Consultant, on the death or total disability of the
Consultant.
8. Fee. Provided the Consultant renders the Services satisfactorily in accordance with this
Agreement, and provided the Consultant is not in default under this Agreement, the Company agrees to pay to the Consultant for the Services rendered by the Consultant during the Term, a fee in the amount of $4,000 for each month of Services (or equivalent) provided (the “Fee”).
9. Expenses. The Company agrees to pay or promptly reimburse the Consultant for the extraordinary traveling, entertainment, telephone and other expenses actually and properly incurred by the Consultant at the specific request of the Company in connection with the provision of the Services by the Consultant under this Agreement. Such payment of or reimbursement for expenses shall be subject to the Consultant keeping proper accounts and furnishing to the Company within 30 days after the date the expenses are incurred, all applicable statements, vouchers and other evidence of expense. In the event that it is necessary for the
Consultant to incur an expense that exceeds the sum of $500.00 (the “Threshold Amount”) on behalf of the Company in connection with the rendering of the Services, the Consultant shall obtain the prior written approval of the Representative to such expense prior to incurring the expense.
10. Disclosure of Conflicts of Interest. During the Term, the Consultant shall promptly, fully and frankly disclose to the Company in writing:
a)	the nature and extent of any interest the Consultant may have, directly or indirectly, in any contract or transaction or proposed contract or transaction of or with the
Company; and
b)	every office the Consultant may hold or acquire, and every property the may possess or acquire, whereby directly or indirectly a duty or interest might be created in conflict with the interests of the Company or the duties and obligations of the Consultant under this Agreement; and
c)	the nature and extent of any conflict referred to in subparagraph (b) above.
In this Agreement, the expressions “Affiliate” and “Associate” shall include all those persons and entities that are included within the definitions or meanings of “affiliate” and “associate”
respectively as set forth in sections 1(1) and 1(2) of the Company Act of British Columbia as
amended from time to time,
11. Confidentiality. The Consultant understands and agrees that in the performance of the
Consultant’s obligations under this Agreement, the Consultant may obtain knowledge of
Confidential Information (as hereinafter defined) relating to the business or affairs of the
Company or of any of its subsidiary or affiliated companies. The Consultant shall not, without the prior written consent of the Representative, either during the Term or at any time thereafter:
a)	use or disclose any Confidential Information outside of the Company (or any of its subsidiary or affiliated companies) or for any use or purpose other than those of the
Company (or any of its subsidiary or affiliated companies);
b)	publish any article with respect thereto; or
c)	except in providing the Services, remove or aid in the removal from the premises of the Company any Confidential Information or any property or material relating thereto.
In this Agreement, “Confidential Information” means any information or knowledge including, without limitation, any formula, pattern, design, system, program, device, software, plan, process, know how, research, discovery, strategy, method, idea, client list, marketing strategy, employee compensation, document, materials, records, copies, adaptations, or compilation of information that (i) relates to the business or affairs of the Company (or any of its subsidiary or affiliated companies), (ii) is private or confidential in that it is not generally known or available to the public, and (iii) gives or would give the Company (or any of its subsidiary or affiliated companies) an opportunity to obtain an advantage over competitors who do not know of or use it.
12. Non-Solicitation. The Consultant covenants and agrees that during the Term and continuing for the period of 6 months following the termination of the Term or of this
Agreement, the Consultant shall not directly or indirectly interfere with or endeavour to direct or entice away from the Company any client of the Company or to directly or indirectly solicit, interfere with, entice away or otherwise attempt to obtain the withdrawal of any of the
Company’s employees or consultants.
13. Other Businesses Permitted. Subject to the other provisions of this Agreement, the
Company acknowledges that the Consultant shall be free to engage in any other businesses and to hire staff and rent offices, at such times and places and in such manner as they may choose, provided same shall be for the sole account and expense of the Consultant and shall not result in any expense to the Company.

14. Compliance with Laws. All Services provided by the Consultant shall be in full compliance with the laws of British Columbia and other applicable laws and consistent with a high degree of business ethics.
15. Indemnity of Consultant. The Consultant shall indemnify and save harmless the
Company against all costs, loss, expense or liability sustained or incurred in respect of the provision of the Consulting Services, including, without limitation, arising from:
a)	any negligence, misconduct or fraud on the part of the Consultant in providing the
Services.
16. Partial Invalidity If any provision of this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity, subject matter or otherwise, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with applicable law. If, notwithstanding the foregoing, any provision of this Agreement is to be held to be invalid or illegal, then such invalid, illegal provision shall be severable and severed from the other provisions of this Agreement and the Agreement shall remain to be construed as if such invalid, illegal provision had never been contained herein.
17. Waiver. Any waiver of any breach or default under this Agreement shall only be effective if in writing signed by the party against whom the waiver is sought to be enforced, and no waiver shall be implied by indulgence, delay or other act, omission or conduct. Any waiver shall only apply to the specific matter waived and only in the specific instance in which it is waived.
18. Governing Laws. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.
19. No Assignment The Consultant acknowledges and agrees that:
a)	the Services contracted for under this Agreement are the personal services of the
Consultant;
b)	the Consultant may not delegate or subcontract for any of its duties or obligations under this Agreement as provided herein; and
c)	the rights and interests of the Consultant hereunder may not be sold, transferred, assigned, pledged or mortgaged.
20. Relationship. It is expressly acknowledged and agreed by the parties hereto that the only relationship of the Consultant to the Company created by this Agreement shall for all purposes be that of an independent contractor not an employee of the Company, notwithstanding the designation of the Consultant as the Chief Financial Officer of the Company. The Consultant
shall, at their own expense, pay all income taxes, unemployment insurance, Canada Pension Plan and Workers Compensation contributions, and all other taxes, charges and contributions levied as required by all competent governmental authority in respect of the monies paid to the

Consultant under this Agreement. The Company shall have no obligation whatsoever to compensate or provide the Consultant with benefits in respect of:
a)	sickness or accident, whether or not resulting from the performance by the Consultant of the obligations under this Agreement;
b)	retirement or pension; or
c)	any other benefits provided by the Company to any of its employees.
The Consultant shall indemnify and hold harmless the Company from and against all assessments, claims, liabilities, costs, expenses and damages that the Company may suffer or incur with respect to any such benefits.
21. Taxes. Based on the relationships of the parties as described in Section 26, the
Consultant covenants and agrees to pay and be responsible for all income taxes and all other taxes whatsoever now or hereafter payable in connection with any fee, remuneration or compensation provided under this Agreement. The Consultant shall indemnify and hold harmless the Company from all assessments, claims, demands, costs, expenses and liability that the
Company may ever suffer or incur with respect to any such taxes.
22. Notices Any notice or other communication under this Agreement or in connection herewith shall be in writing and shall be delivered or faxed to the Consultant or the Company at the addresses or fax numbers set out below. If the address, fax number or telephone numbers set out below shall change during the Term, the party shall promptly provide the new address, fax number or telephone number to the other parties:
If to the Company:
Wordlogic Corporation.
Suite 2400, 650 West Georgia Street
Vancouver, British Columbia V6B 4N7
Fax : (604) 257-3512
If to the Consultant:
T. Allen Rose
#801 – 10 Laguna Court
New Westminster, British Columbia V3M 6W3
23. Interpretation . If the sense or context of this Agreement so requires, the singular shall be construed to include the plural and vice versa, and the neuter shall be construed to include the feminine or masculine or body politic or body corporate and vice versa. In this Agreement
“herein”, “hereby”, “hereunder”, “hereof”, “hereto” and words of similar import, refer to this
Agreement as a whole and not to any particular Section or part of this Agreement. The headings and captions of Sections of this Agreement are inserted for convenience of reference only and are not to be considered when interpreting this Agreement. All sums of money set forth in this
Agreement are expressed in Canadian dollars.
24. Time. Due to the time sensitive nature of the Company’s business, time is of the essence.
25. Entire Agreement. This Agreement constitutes the entire agreement between the
Company and the Consultant with respect to the subject matters hereof, and supersedes any previous communications, understandings and agreements between the Company and the
Consultant regarding the subject matters hereof, whether written or oral. Except as otherwise provided in this Agreement, this Agreement may only be amended by further agreement in writing signed by the parties hereto.

IN WITNESS WHEREOF the parties have executed this Agreement with effect as of the day and year first above written.

WORDLOGIC CORPORATION
By:	/s/ Frank Evanshen

Name:	Frank Evanshen

Title:	Chairman & CEO

Date:	January 14, 2002

/s/ T. Allen Rose		/s/	Egle Bajaruniene

T. ALLEN ROSE		Witness

     SCHEDULE “A” DUTIES OF THE CONSULTANT

TITLE:		CHIEF FINANCIAL OFFICER
Summary:		The Chief Financial Officer develops and monitors systems and controls in the following areas: Financial Reporting, Financial Modeling, Regulatory Reporting,
Administration and Legal.

Responsibilities:
·	General
- Provide financial advice and expertise to the Chief Operating Officer and other senior managers as required
- Assist, and when required by the Chief Operating Officer, lead in definition and implementation of corporate objectives, coordinate preparation of short and long term plans for the Company and identify key planning priorities
·	Financial Reporting.
- Monitor and evaluate financial performance vs. targets
- Prepare quarterly reports, with assistance of Company auditors
- Coordinate budget preparation and review process
- Liase activities of outside auditors
- Coordinate annual reporting
- Institute and oversee working capital management system
- Oversee operational bookkeeping
- Monitor corporate banking requirements
·	Financial Modeling
- Prepare financial forecasts for existing and proposed operations
·	Regulatory Reporting
	-	Periodic regulatory reporting as required by relevant Securities Commissions,
Stock Exchanges, provincial, state or federal regulatory bodies

RENEWAL AGREEMENT

THIS AGREEMENT made as of the 1st day of January 2003, among WORDLOGIC COPRORATION, a corporation under the laws of Nevada having its principal business office at Suite 2400, 650 West Georgia Street, Vancouver, British Columbia V6B 4N7 (“WordLogic”), Street, Vancouver, British Columbia, Canada, and T. ALLEN ROSE, businessman, of 801 – 10 Laguna Court, New Westminster, British Columbia, V3M 6W3, Canada (“Rose”).

WITNESSES THAT WHEREAS:

A. Pursuant to an agreement made between the WordLogic and Rose as of January 1, 2002
(the “Consulting Agreement”) Rose agreed to aid and assist WordLogic as a consultant by providing certain financial, administrative and business support services to the WordLogic and
WordLogic agreed to engage Rose for those purposes, on the terms and conditions set out in the
Consulting Agreement.
B. WordLogic and Rose wish to renew the term of the Consulting Agreement for another 12 months under the same terms and conditions as the Consulting Agreement.

NOW THEREFORE in consideration of the premises and the covenants and agreements of the parties hereto as hereinafter set forth, the parties hereto covenant and agree as follows:

1.	Term. WordLogic and Rose will extend the Term of the Consulting Agreement for an additional twelve months commencing from January 1, 2003.

IN WITNESS WHEREOF the parties have executed this Agreement with effect as of the day and year first above written.

WORDLOGIC CORPORATION
By:	/s/ Frank Evanshen

Name:	Frank Evanshen

Title:	Chairman & CEO

Date:	January 1, 2003

/s/ T. Allen Rose		/s/	Egle Bajaruniene

T. ALLEN ROSE		Witness

RENEWAL AGREEMENT

THIS AGREEMENT made as of the 1st day of January 2004, among WORDLOGIC COPRORATION, a corporation under the laws of Nevada having its principal business office at Suite 2400, 650 West Georgia Street, Vancouver, British Columbia V6B 4N7 (“WordLogic”), Street, Vancouver, British Columbia, Canada, and T. ALLEN ROSE, businessman, of 801 – 10 Laguna Court, New Westminster, British Columbia, V3M 6W3, Canada (“Rose”).

WITNESSES THAT WHEREAS:

A. Pursuant to an agreement made between the WordLogic and Rose as of January 1, 2002
(the “Consulting Agreement”) Rose agreed to aid and assist WordLogic as a consultant by providing certain financial, administrative and business support services to the WordLogic and
WordLogic agreed to engage Rose for those purposes, on the terms and conditions set out in the
Consulting Agreement.
B. Pursuant to an agreement made between WordLogic and Rose as of January 1, 2003, the
Consulting Agreement was renewed for another 12 months.
C. Pursuant to an agreement made between WordLogic and TheAmericanWest.Com, Inc.
(TAWS) as of March 11, 2003, WordLogic and TAWS agreed to merge together into one corporation.
D. WordLogic and Rose wish to renew the term of the Consulting Agreement for another 12 months under the same terms and conditions as the Consulting Agreement.

NOW THEREFORE in consideration of the premises and the covenants and agreements of the parties hereto as hereinafter set forth, the parties hereto covenant and agree as follows:

1.	Term. WordLogic and Rose will extend the Term of the Consulting Agreement for twelve months commencing from January 1, 2004.

IN WITNESS WHEREOF the parties have executed this Agreement with effect as of the day and year first above written.

WORDLOGIC CORPORATION
By:	/s/ Frank Evanshen

Name:	Frank Evanshen

Title:	Chairman & CEO

Date:	January 1, 2004

/s/ T. Allen Rose	/s/	Egle Bajaruniene

T. ALLEN ROSE	Witness